UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

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ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)
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Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (980) 299-5700
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $.01 Par Value	ALB	New York Stock Exchange
DEPOSITARY SHARES, each representing a 1/20th interest in a share of 7.25% Series A Mandatory Convertible Preferred Stock	ALB PR A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2025, Albemarle Corporation (the “Company”) and J. Kent Masters, the Company’s President and Chief Executive Officer and Chairman of the Board, entered into an Amended and Restated Executive Employment Agreement (the “New Employment Agreement”) and an Amended and Restated Severance Compensation Agreement (the “New Change in Control Agreement”). The New Employment Agreement amends and restates the Amended and Restated Employment Agreement, dated March 15, 2023, between Mr. Masters and the Company (the “Original Employment Agreement”). The New Change in Control Agreement amends and restates the Amended and Restated Severance Compensation Agreement, dated March 15, 2023, between Mr. Masters and the Company (the “Original Change in Control Agreement”).

The New Employment Agreement extends Mr. Masters’ employment as the Company’s President and Chief Executive Officer through March 30, 2027, unless sooner terminated pursuant to its terms. The Board of Directors has elected to extend Mr. Masters’ employment given his extensive leadership and industry expertise providing continuity as the Company continues to navigate a successful restructuring and a dynamic period for the industries the Company serves.

Mr. Masters will continue to receive an annual base salary of $1,400,000 and will continue to be eligible for an annual bonus under the Company’s annual incentive plan with a target amount of 150% of his annual base salary and a maximum amount of 200% of his target amount.

Mr. Masters will be eligible for annual grants of long-term incentive awards under the Company’s long term incentive program in 2026 (the “2026 LTI Grants”). Time-based 2026 LTI Grants will vest on March 30, 2027, subject to Mr. Masters’ continued employment through such date. Performance-based 2026 LTI Grants will require continued employment through March 30, 2027, and will vest at the end of the applicable performance period based on the actual level of performance goals achieved.

If Mr. Masters’ employment is terminated upon (i) expiration of the term of the New Employment Agreement or (ii) the appointment of a successor CEO prior to such expiration, in each case, other than for “cause” (as defined in the New Employment Agreement) and outside of a change of control protection period, Mr. Masters will receive, subject to his execution of a release of claims in favor of the Company and his compliance in all material respects with all applicable restrictive covenants in the New Employment Agreement and any other agreement with the Company, (i) his accrued benefits, (ii) an annual bonus based on actual level of performance (prorated for the number of days employed if such termination occurs in 2027), (iii) if such termination occurs in 2026, an amount equal to the base salary he would have received through the end of 2026, (iv) continued vesting of the 2026 LTI Grants (as described above) and (v) financial counseling. If Mr. Masters’ employment is terminated under circumstances that would have resulted in accelerated vesting of the 2026 LTI Grants pursuant to the Original Employment Agreement, such vesting will be contingent on his continued compliance in all material respects with all applicable restrictive covenants in the New Employment Agreement and any other agreement with the Company through March 30, 2027. The New Employment Agreement includes non-competition and non-solicitation covenants for a three-year post-employment period.

The New Change in Control Agreement extends the term of the Original Change in Control Agreement through March 30, 2027, unless sooner terminated pursuant to its terms. The New Employment Agreement and the New Change in Control Agreement contain other terms substantially similar to the terms of the Original Employment Agreement and the Original Change in Control Agreement, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: August 4, 2025	By:	/s/ Ander C. Krupa
Ander C. Krupa
Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer